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                                                                    Exhibit 5.1



                                CHRISTY & VIENER
                                620 Fifth Avenue
                            New York, New York 10020





                                                             September 24, 1998

The Pathways Group, Inc.
14201 NE 200th St.
Woodinville, Washington 98072

Ladies and Gentlemen:

         We have acted as counsel to The Pathways Group, Inc., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form SB-2 (the "Registration Statement"), filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to (i) the offering from time to time by certain holders (the "Selling Stockholders") of 654,508 shares (the "Common Shares") of common stock, $0.01 par value per share, of the Company (the "Common Stock"). The Common Shares were originally issued by the Company in a private placement commenced on July 23, 1998, and completed on August 21, 1998 pursuant to certain subscription agreements (the "Subscription Agreements") between the Company and the Selling Stockholders. The Company issued the Common Shares pursuant to Rule 506 of Regulation D of the Securities Act.

         As such counsel, we have examined and are familiar with the following:
(a) the Certificate of Incorporation of the Company; (b) the By-Laws of the Company, as amended; (c) the minutes of the meetings of the Board of Directors of the Company; (d) the Subscription Agreements (e) the Registration Statement and (f) such other documents and instruments as we have deemed appropriate. In such review, we have assumed the genuineness of all signatures, the authenticity of all documents submitted as originals and the conformity to the original documents of all documents submitted to us as copies.

         Based upon the foregoing, and assuming that applicable provisions of the Securities Act and the securities or "blue sky" laws of various states shall have been complied with, we are of the opinion that the Common Shares to be offered by the Selling Stockholders are duly authorized and duly and validly issued, fully paid and nonassessable.

         We hereby consent to the use of our name under the caption "Legal Matters" in the prospectus included in the Registration Statement and to the use of this opinion as an Exhibit to the Registration Statement.


                                        Very truly yours,

                                        /s/ CHRISTY & VIENER